Chordiant Software Announces Financial Results For the Third Quarter Fiscal Year 2009 Ended June 30, 2009
Strong Sequential License Revenue Growth and Expense Management
Fuels Return to Non-GAAP Profitability

Cupertino, Calif.—July 30, 2009— Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced its financial results for the third quarter of fiscal year 2009 ended June 30, 2009, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Third Quarter Fiscal Year 2009 Financial Highlights

▪	Total revenues of $20.9 million, up 16% sequentially;

▪	License revenues of $8.2 million, up 91% sequentially;

▪	Generally Accepted Accounting Principles (“GAAP”) net loss of $0.02 million, or $0.00 per basic share;

▪	Non-GAAP net income of $1.7 million, or $0.06 per fully diluted share;

▪	Total bookings of $13.5 million, up 62% sequentially;

▪	Ending backlog of $39.5 million; and

▪	Ending cash, cash equivalents and restricted cash of $56.7 million.

Third Quarter Fiscal Year 2009 Business Highlights

▪	Closed three individual license transactions in excess of $1 million, one in each of our focused verticals of financial services, telecommunications and insurance;

▪	Received two seven-figure multi-year maintenance renewals;

▪	Launched Chordiant Cx Marketing (CxM), our new customer-centric outbound marketing tool; and

▪	Continued to release next generation products with Chordiant Collections 3.0 and Chordiant Marketing Director 6.4.

“Chordiant executed well despite the continued challenging macroeconomic environment, posting sequential growth in total bookings and total revenues, and returning to non-GAAP profitability,” said Steve Springsteel, Chairman, President and Chief Executive Officer.  “These results are a testament to our market leading products and focused execution and operational discipline.  I believe that we remain well positioned to benefit from the initial signs of the slowly improving market conditions.”

Third Quarter Fiscal Year 2009 Financial Results
Total revenues for the third quarter of fiscal year 2009 were $20.9 million, up 16% from $18.0 million in the prior quarter but down from $30.7 million for the third quarter of fiscal year 2008.

License revenues for the third quarter of fiscal year 2009 were $8.2 million, up 91% from the $4.3 million reported in the prior quarter but down from $11.0 million in the third quarter of fiscal year 2008.  Service revenues for the third quarter of fiscal year 2009 were $12.7 million, compared to $13.7 million in the prior quarter and $19.8 million reported for the same period of fiscal year 2008.

Chordiant reported a GAAP net loss of $0.02 million, or GAAP loss per basic share of $0.00, for the third quarter of fiscal year 2009 compared to a GAAP net income of $0.8 million, or GAAP earnings per fully diluted share of $0.02, for the same period of fiscal year 2008.

Chordiant reported third quarter fiscal year 2009 non-GAAP net income of $1.7 million, or non-GAAP earnings per fully diluted share of $0.06, compared to non-GAAP net income of $2.4 million, or non-GAAP earnings per fully diluted share of $0.08, for the third quarter of fiscal year 2008.  Non-GAAP net income and non-GAAP net loss exclude stock-based compensation expense, the amortization of purchased intangible assets, and the non-cash tax expense relating to net operating loss carryforwards.

Deferred Revenue
Deferred revenue at the end of the third quarter of fiscal year 2009 was $36.8 million, an increase of $0.4 million as compared to the ending balance of $36.4 million at March 31, 2009.

Bookings
Total bookings were $13.5 million for the third quarter of fiscal year 2009, compared to $8.4 million in the prior quarter and $26.4 million in the same period last year.

Backlog of Business
At June 30, 2009, Chordiant's backlog, which includes deferred revenue, was $39.5 million, a change from $44.6 million at the end of the prior quarter.  The primary reasons for the change during the period were 1) the recognition of license revenues associated with Vodafone and license revenue taken on previously signed contracts; 2) the recognition of service revenue for hourly work completed; and 3) increases of approximately $2.1 million caused by foreign exchange rate changes.

Cash Position
Chordiant’s cash, cash equivalents, restricted cash and marketable securities position increased by approximately $3.3 million during the quarter to $56.7 million at June 30, 2009, as compared to $53.4 million at March 31, 2009.

Non-GAAP Financial Measurements
This press release and the accompanying tables include non-GAAP financial measures.  For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section below titled "Non-GAAP Financial Measures" as well as the related Table C.

Outlook for Fiscal Year 2009
Although the Company is not providing specific bookings, revenue, cash flow or earnings per share guidance, it is providing the following basic parameters for its financial performance in fiscal 2009.  We expect:

▪	to recognize a total of $1.0 to $2.0 million of the remaining $6.2 million in license revenue backlog, over the remaining quarter of fiscal year 2009;

▪
to continue to renew our existing support and maintenance contracts at rates in line with our historical experience.  For the trailing 12-month period ended June 30, 2009, support and maintenance revenues averaged approximately $9.1 million per quarter;

▪	our aggregate services revenues to improve sequentially in the fourth quarter of fiscal year 2009; and

▪	to be approximately break-even on a non-GAAP basis in the fourth quarter of fiscal year 2009.

Conference Call and Webcast Information
Chordiant will host a conference call and webcast to discuss its financial results for the third quarter fiscal year 2009 ended June 30, 2009 today, Thursday, July 30, 2009 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 p.m. (GMT).  A live audio webcast will be available to investors and the public from the following website: http://www.veracast.com/webcasts/chordiant2/36123163.cfm.

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com, where you will see the event listed on the homepage.  Access is also possible from Chordiant’s Investor Relations website.

The webcast will be archived on the Chordiant website.  In addition, a telephone replay will be available on Thursday, July 30, 2009, beginning at approximately 4:00 p.m. (PT), 7:00 p.m. (ET) and 12:00 a.m. (GMT), for seven days after the live call.  The replay can be accessed by dialing (800) 406-7325, access code 4114115#.

About Chordiant Software, Inc.
Chordiant optimizes the customer experience, helping clients improve business results while significantly strengthening customer relationships.  Chordiant’s solutions allow multi-channel interaction management and centralized Next-Best-Action™ driven predictive decisioning to target individual customer needs and provide unprecedented management and control over sophisticated customer experience strategies.  Fortune 1000 customers turn to Chordiant to build, maintain and significantly strengthen connections with customers, so they can differentiate themselves from the competition and maximize their business objectives.  For more information, please visit http://www.chordiant.com.

Cautionary Note Regarding Forward Looking Statements
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company being well positioned to benefit from the initial signs of the slowly improving market conditions and the Company’s expectations regarding its financial results for the remainder of fiscal year 2009.  Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, whether the Company is able to close license and services transactions with new and existing customers and achieve its revenue and bookings targets; fluctuations in customer spending, particularly in the banking and insurance industries, due to consolidation, economic, geopolitical and other factors; and the Company’s dependence on a small number of customers for a substantial portion of its revenue.  These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The forward-looking statements and risks stated in this Press Release are based on information available to the Company today.  The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The press release contains non-GAAP financial measures.  Table C reconciles the non-GAAP financial measures contained in this press release to the most directly comparable financial measures prepared in accordance with GAAP.  These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs, non-cash tax expense or benefit and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance.  We also exclude these amounts from our internal planning and forecasting process.  We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.  We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units.  Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting.  Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period.  The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s or geography’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance.  While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process.  We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above.  We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges, and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete.  Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss).  We exclude these amounts from our budget and planning process.  We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with senior executive management.  The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss).  Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance.  We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Non-cash tax expense or benefit relating to Net Operating Loss carryforwards. Our non-GAAP financial measures exclude non-cash tax expenses or benefits.  These amounts include (i) the income tax benefit in fiscal 2008 attributable to the release of the valuation allowance on certain post-acquisition net operating losses and (ii) the impact of the utilization of pre- and post-acquisition net operating losses to offset certain income tax expenses expected to arise in future periods directly as a result of the release of the valuation allowance.  We exclude these expenses or benefits because they are non-cash expenses or benefits that we believe are not reflective of how we view our operating performance.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods.  These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.  We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures.  Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented.  In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table A
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2009	2008	2009	2008
Revenues:
License	$8,184	$10,960	$20,412	$24,574
Service	12,694	19,756	41,845	59,992
Total revenues	20,878	30,716	62,257	84,566
Cost of revenues:
License	99	304	301	920
Service	5,008	8,711	17,491	25,722
Amortization of intangible assets	303	303	908	908
Total cost of revenues	5,410	9,318	18,700	27,550
Gross profit	15,468	21,398	43,557	57,016
Operating expenses:
Sales and marketing	6,505	9,595	20,647	25,898
Research and development	4,438	6,704	14,540	19,811
General and administrative	2,792	4,665	10,257	13,687
Restructuring expense	—	—	784	—
Total operating expenses	13,735	20,964	46,228	59,396
Income (loss) from operations	1,733	434	(2,671)	(2,380)
Interest income, net	54	385	483	1,833
Other income (expense), net	(698)	86	(116)	571
Income (loss) before income taxes	1,089	905	(2,304)	24
Provision for income taxes	1,111	146	3,923	219
Net income (loss)	$(22)	$759	$(6,227)	$(195)

Net income (loss) per share:
Basic	$0.00	$0.03	$(0.21)	$(0.01)
Diluted	$0.00	$0.02	$(0.21)	$(0.01)

Weighted average shares used in computing net income (loss) per share:
Basic	30,092	30,262	30,054	32,217
Diluted	30,092	30,474	30,054	32,217

Table B
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2009	September 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$56,573	$55,516
Accounts receivable, net	10,090	24,873
Prepaid expenses and other current assets	4,094	8,168
Total current assets	70,757	88,557
Property and equipment, net	2,135	3,165
Goodwill	22,608	22,608
Intangible assets, net	606	1,514
Deferred tax asset – non-current	4,424	6,849
Other assets	2,615	2,007
Total assets	$103,145	$124,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,566	$7,711
Accrued expenses	6,082	9,456
Deferred revenue	27,208	33,503
Total current liabilities	36,856	50,670
Deferred revenue—long-term	9,616	12,831
Other liabilities – non-current	1,083	818
Restructuring costs, net of current portion	225	529
Total liabilities	47,780	64,848

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	284,760	281,910
Accumulated deficit	(232,077)	(225,850)
Accumulated other comprehensive income	2,652	3,762
Total stockholders’ equity	55,365	59,852
Total liabilities and stockholders’ equity	$103,145	$124,700

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

GAAP total cost of revenues	$5,410	$9,318	$18,700	$27,550
Amortization of purchased intangible assets	(303)	(303)	(908)	(908)
Stock-based compensation expense	(146)	(148)	(425)	(411)
Non-GAAP total cost of revenues	$4,961	$8,867	$17,367	$26,231

GAAP gross profit	$15,468	$21,398	$43,557	$57,016
Amortization of purchased intangible assets	303	303	908	908
Stock-based compensation expense	146	148	425	411
Non-GAAP gross profit	$15,917	$21,849	$44,890	$58,335

GAAP income (loss) from operations	$1,733	$434	$(2,671)	$(2,380)
Amortization of purchased intangible assets	303	303	908	908
Restructuring expenses and infrequent charges	—	—	784	—
Stock-based compensation expense	900	1,358	2,806	3,516
Non-GAAP income from operations	$2,936	$2,095	$1,827	$2,044

GAAP net income (loss)	$(22)	$759	$(6,227)	$(195)
Amortization of purchased intangible assets	303	303	908	908
Restructuring expenses and infrequent charges	—	—	784	—
Stock-based compensation expense	900	1,358	2,806	3,516
Deferred tax expense	557	—	2,526	—
Non-GAAP net income	$1,738	$2,420	$797	$4,229

GAAP net income (loss) per basic share	$0.00	$0.03	$(0.21)	$(0.01)
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03
Restructuring expenses and infrequent charges	—	—	0.03	—
Stock-based compensation expense	0.03	0.04	0.09	0.11
Deferred tax expense	0.02	—	0.09	—
Non-GAAP net income per basic share	$0.06	$0.08	$0.03	$0.13

Shares used in basic per share amounts	30,092	30,262	30,054	32,217

GAAP net income (loss) per fully diluted share	$0.00	$0.02	$(0.21)	$(0.01)
Amortization of purchased intangible assets	0.01	0.01	0.03	0.03
Restructuring expenses and infrequent charges	—	—	0.03	—
Stock-based compensation expense	0.03	0.05	0.09	0.11
Deferred tax expense	0.02	—	0.09	—
Non-GAAP net income per fully diluted share	$0.06	$0.08	$0.03	$0.13

Shares used in fully diluted per share amounts	30,518	30,474	30,243	32,550

Table C (Continued)
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended June 30, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expenses	$4,438	$6,505	$2,792	$—	$13,735
Stock-based compensation expense	(105)	(218)	(431)	—	(754)
Non-GAAP Operating expenses	$4,333	$6,287	$2,361	$—	$12,981

	Three Months Ended June 30, 2008
	Total Operating Expense
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expenses	$6,704	$9,595	$4,665	$—	$20,964
Stock-based compensation expense	(183)	(240)	(787)	—	(1,210)
Non-GAAP Operating expenses	$6,521	$9,355	$3,878	$—	$19,754

	Nine Months Ended June 30, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expenses	$14,540	$20,647	$10,257	$784	$46,228
Stock-based compensation expense	(333)	(692)	(1,356)	—	(2,381)
Restructuring expenses and infrequent charges	—	—	—	(784)	(784)
Non-GAAP Operating expenses	$14,207	$19,955	$8,901	$—	$43,063

	Nine Months Ended June 30, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expenses	Total Expense

GAAP operating expenses	$19,811	$25,898	$13,687	$—	$59,396
Stock-based compensation expense	(527)	(711)	(1,867)	—	(3,105)
Non-GAAP Operating expenses	$19,284	$25,187	$11,820	$—	$56,291

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Emma Smyth
Hotwire
+44 (0)20 7608 4698
Chordiant@hotwire.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com